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Exhibit 16.1


                          [CLANCY AND CO. LETTERHEAD]


VIA U.S. MAIL AND FACSIMILE: 202-772-9213
-----------------------------------------

January 24, 2006


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Financial Telecom Limited (USA), Inc. dated January 14,2006, and agree with the statements concerning our Firm contained therein.

Sincerely,


/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C.


COPY TO:   Mr. David Chen, CEO
--------   Financial Telecom Limited (USA), Inc.
           #2405, 300 HUA HAI ZHONG RD
           Shanghai 200021
           People's Republic of China